Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "DMR MORTGAGE OPPORTUNITY FUND LP", FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 2008, AT 5:28 O'CLOCK P.M.

Harriet Smith Windsor, Secretary of State

4530266 8100

AUTHENTICATION: 6506200

080402282

DATE: 04-07-08

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DMR MORTGAGE OPPORTUNITY FUND LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is DMR Mortgage Opportunity Fund LP.

II. The address of the Partnership's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

III. The name and mailing address of each general partner is as follows:

Name	Mailing Address
Declaration Management & Research LLC	1800 Tysons Boulevard Suite 200 McLean, Virginia 22102

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of DMR Mortgage Opportunity Fund LP as of April 7, 2008.

DECLARATION MANAGEMENT & RESEARCH LLC
General Partner

By: [signature]
William P. Callan, Jr.
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:19 PM 04/07/2008
FILED 05:28 PM 04/07/2008
SRV 080402282 - 4599256 FILE